Exhibit 5.1
February 2, 2007
Introgen Therapeutics, Inc.
301 Congress Avenue, Suite 1850
Austin, Texas 78701
Re:           Registration Statement on Form S-3
Ladies and Gentlemen:
     As counsel to Introgen Therapeutics, Inc., a Delaware corporation (the “Company”), we have examined the registration statement on Form S-3 and the prospectus contained therein to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed issuance and sale from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of up to $150,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
     We have also examined such instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement and any amendments thereto, including post-effective amendments, will have become effective under the Act; (v) a prospectus supplement will have been filed with the Commission describing the Common Stock offered thereby; (vi) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) there will be sufficient shares of unissued Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.
     Based on and subject to the foregoing, we are of the opinion that:
     When (a) the Company’s Board of Directors has taken all necessary corporate action to approve the terms of the offering, the issuance and sale of the shares of Common Stock and all related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, upon payment of the consideration therefore (not less than the par value of the Common Stock) provided for therein, the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.
     We express no opinion as to:

Introgen Therapeutics, Inc.
February 2, 2007

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
     (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and
     (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus constituting a part thereof, any prospectus supplement and any amendment or supplement thereto.
     In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,
/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI Professional Corporation